SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934


Check the appropriate box:
/  /    Preliminary Information Statement
/X/    Definitive Information Statement

                 GLOBAL WIRELESS SATELLITE NETWORKS (USA), INC.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified In Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
  (Name of Person(s) Filing the Information Statement if other than Registrant)

Payment  of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)    Title of each class of securities to which transaction applies:

            Common Stock, par value $0.001 per share

      2)    Aggregate number of securities to which transaction applies:

            1,054,326 shares of Common Stock

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4)    Proposed maximum aggregate value of transaction:

/__/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         2) Form, Schedule or Registration Statement No.:
         3) Filing Party:
         4) Date Filed:




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                 GLOBAL WIRELESS SATELLITE NETWORKS (USA) , INC.
                                64 Knightsbridge
                               London, U. K. SW1X
                               011-44-7979-057-708

                    Notice of Written Consent of Stockholders
                                October 18, 2004

Stockholders of GLOBAL WIRELESS SATELLITE NETWORKS (USA), INC.

      This Information Statement is circulated to advise the stockholders of action already approved by written consent of the stockholders who collectively hold a majority of the voting power of our capital stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

      The actions to be effective twenty days after the mailing of this Information Statement are as follows:

      1.    Appoint Mr. Peter Voss to the board of directors.

      2. Effect an amendment of the Company's Certificate of Incorporation changing the name of the Company from "Global Wireless Satellite Networks (USA), Inc." to "Australian Agricultural and Property Development Corporation".

      Attached hereto for your review is an Information Statement relating to the above-described actions.

                                           By Order of the Board of Directors,

                                           /s/ Harry Chauhan
                                           Harry Chauhan, Director
October 18, 2004
London, U. K.




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                 GLOBAL WIRELESS SATELLITE NETWORKS (USA), INC.

                              INFORMATION STATEMENT

This Information Statement, which is being mailed to stockholders on or about October 18, 2004, is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, by the management of Global Satellite Wireless Networks (USA), Inc. (the "Company"), a Delaware corporation, for use in connection with certain actions to be taken by the written consent by the holders of the majority of the outstanding voting capital stock of the Company. The actions to be taken pursuant to the written consent shall be effective on or about November 8, 2004, twenty days after the mailing of this Information Statement.

            THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
               AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER
                   ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

      NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of the holders of the majority of the outstanding voting capital stock of the Company in lieu of a special meeting of the stockholders. The following action will be effective on or about November 8, 2004:

      1.    Appoint Mr. Peter Voss to the board of directors.

      2. Effect an amendment of the Company's Certificate of Incorporation changing the name of the Company from "Global Wireless Satellite Networks (USA), Inc." to "Australian Agricultural and Property Development Corporation".


                       THE APPROXIMATE DATE OF MAILING OF
                 THIS INFORMATION STATEMENT IS OCTOBER 18, 2004

      Stockholders of record at the close of business on October 6, 2004 (the "Record Date") are entitled to notice of the action to be effective on or about November 8, 2004. As of the Record Date, our authorized capitalization consisted of 90,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), of which 1,054,326 shares were issued and outstanding and 10,000,000 shares of preferred stock, par value $0.001 per share of which no shares are issued and outstanding. Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

      Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective until 20 days after the date of this Information Statement is mailed to the stockholders. We anticipate that the actions contemplated by this Information Statement will be effected on the close of business on or about November 8, 2004.



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      This Information Statement will serve as written notice to stockholders pursuant to the Delaware General Corporation Law.

      Our stockholders are not entitled to appraisal rights under the Delaware General Corporation Law in connection with the reverse stock split or the transfer of all assets and liabilities.


                   CURRENT INFORMATION REGARDING THE COMPANY

The following is a description of the current operations of the Company.

ABOUT OUR COMPANY

            Prior to the share exchange with Australian Agriculture & Property Management Ltd, No 2 Holdings Pty Ltd and Victorian Land Development Pty Ltd (collectively, "AAPD"), entered into on September 4, 2004 ("Exchange Agreement") the Company was in the business of designing, developing, manufacturing and marketing reliable electrical backup power supplies primarily for the telecommunication industry. However, for the past 9 months or so the Company has been winding up such operations and began looking to drive its business in a new direction. AAPD is an Australian land acquisition and development entity which with approximately 15 commercial and residential properties under management. All of such properties are located in Australia. Each of their projects begins as unimproved land. After acquisition, the AAPD Group attempts to improve each property through infrastructure developments such as irrigation, electrical grid installation and sewage system installation. The AAPD Group does not perform any construction services; rather it subcontracts all aspects of the infrastructure development to local contractors. Through these efforts, the AAPD Group prepares its properties for construction development thereby enhancing the inherent value therein. On occasion the AAPD Group has directed its subcontractors to build a central school or place of worship on a particular property if such appears to be a value enhancing proposition. To date, the AAPD Group has found that its efforts significantly enhance the value of its projects.

            Within the next 12 months, the AAPD Group intends to assume much if not all of the sub-contractor duties directly as it believes that if managed properly, a substantial revenue channel may be developed. Although, the Company is currently headquartered in London, U.K, it intends to centre its operations predominantly in Australia, with additional business interests in the United States, the "Far East", South Africa and Europe.


HOW WE ARE ORGANIZED

         We were originally organized by the filing of the Certificate of Incorporation with the Secretary of State Delaware on March 7, 2000 under the name Alternate Energy Corp. Such Certificate has been amended a number of times, the most recent having been on September 3, 2003 pursuant to which we assumed our current name. The Certificate of Incorporation authorizes the issuance of one hundred million (100,000,000) shares, consisting of ninety million (90,000,000) shares of Common Stock at par value of $0.001 per share and ten million (10,000,000) shares of Preferred Stock at par value of $0.001. Currently, we have one million fifty-four thousand three hundred thirty-four (1,054,334) shares outstanding although we will issue an additional Eighty-Five Million (85,000,000) shares of common stock pursuant to the Exchange Agreement.


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MARKET FOR COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

         Our common stock is trading on the OTC Bulletin Board under the symbol "GWSN". Inclusion on the OTC Bulletin Board permits price quotation for our shares to be published by such service.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

            The Board of Directors of the Company (the "Board") believes that the stockholders of the Company will benefit from the Exchange Agreement and the transaction proposed therein by acquiring AAPD and as such the Company's name shall be changed accordingly and a new director shall be added to the Board.


                               ACTIONS TO BE TAKEN

         This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

                             PROPOSED NEW DIRECTORS

NOMINEES

         Mr. Peter Voss shall be appointed to the board of directors upon the 21st day from the date of this Information Statement. Mr. Voss is to be elected at that time and each to hold office until the next annual meeting and until his successor is elected and qualified.

         The following further sets forth certain information furnished to the Company regarding the persons who are nominees for the election as directors of the Company.

MR. PETER VOSS - Director

         Peter Voss is a 59 year old Australian citizen and is qualified in the areas of accountancy, business management, commercial and industrial law, marketing and sales management.

         Mr. Voss has 25 years experience in sales, marketing and distribution and has served in senior management positions within the automobile, food and beverage industries including a period of five years as General Manager of Coca Cola, Amital, Australia. Over the past 10 years, Mr. Voss has owned and operated a number of companies involved in real estate, food, beverage, forestry, vineyards and wineries, agriculture and international trading.

         Mr. Voss has also provided his skills as a business consultant to a wide range of industries and has extensive international experience in China, Korea, Indonesia, Japan, America, United Kingdom and Canada.



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         Mr. Voss has been responsible for taking a number of companies and/or products globally and is very familiar with the structuring and strategic planning of taking companies to be publicly listed in various countries including the United States.

         Mr. Voss' primary skills are his overall knowledge and ability to manage companies from manufacturing, distribution, administration, sales and marketing. Mr. Voss has extensive experience in negotiating at all levels of business including government departments, institutions, bankers, company administrators and private operators.


                            CHANGE OF COMPANY'S NAME

         In addition to the aforementioned actions the Company shall change its name from "Global Wireless Satellite Networks (USA), Inc." to "Australian Agricultural and Property Development Corporation" and amend its Certificate of Incorporation accordingly.

         The proposed Amendment to the Certificate of Amendment of the Certificate of Incorporation, attached hereto as Appendix A, will become effective when it is filed with the Delaware Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to shareholders.

DESCRIPTION OF SECURITIES

         The following is a summary description of our capital stock.

GENERAL

         Our authorized capital stock consists of 90,000,000 shares of common stock, par value $.001 per share and 10,000,000 shares of non-voting preferred stock, par value $.001 per share.

COMMON STOCK

         The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of our directors standing for election. Holders of our common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and non-assessable.



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                                   MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS

      The following sets forth the age and position held by our directors and sole executive officer as of the date of this information statement:

Name                    Age   Positions and Offices Held
-----                   ----  --------------------------
Harry Chauhan           45    President, Chief Financial Officer and Chairman of
                              the Board

Please see the section entitled "Proposed New Directors" for summary information about the person nominated to the Company's Board.

                                BOARD COMMITTEES

Our Board has established no committees. Compliance with Section 16(a) of the Securities Exchange Act of 1934 Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (hereinafter referred to as the "Commission") initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership, of Common Stock and other equity securities of the Company on Forms 3, 4, and 5, respectively. Executive officers, directors and greater than 10% stockholders are required by Commission regulations to furnish the Company with copies of all
Section 16(a) reports they file. But for Mr. Chauhan whose statements shall be forthcoming shortly, to the Company's knowledge, all of the Company's executive officers, directors and greater than 10% beneficial owners of its common Stock, have complied with Section 16(a) filing requirements applicable to them during the Company's most recent fiscal year.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth, as of October 6, 2004, the Record Date, the shares of our voting capital stock beneficially owned by each person, including management, known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock. This does not include shares of preferred stock converted into common shares subsequent to the Record Date.



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         All persons named in the table have the sole voting and dispositive power, unless otherwise indicated, with respect to common stock beneficially owned. Beneficial ownership of shares of common stock that are acquirable within 60 days upon the exercise or conversion of convertible securities are listed separately, and for each person named in the table, the calculation of percent of class gives effect to those acquirable shares.

                                                             Number of Shares of
Name of Beneficial Owner/            Common Stock            % of Beneficial
Identity of Group                    Beneficially Owned      Ownership
-------------------------            ------------------      ----------------

Hemingway Corporate
     Ventures, S.A.                  726,600                  69%
Harry Chauhan                        0                         0%
All Executive Officers and
Directors as a Group (2 persons)     0                         0%



                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its original certificate of incorporation or an amendment to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

      o for any breach of a director's duty of loyalty to the corporation or its stockholders;

      o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      o pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

      o for any transaction from which a director derived an improper personal benefit.

      Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the Delaware General Corporation Law.

         Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by the Delaware General Corporation Law.



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      We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

      This Information Statement contains forward-looking statements. Certain matters discussed herein are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Certain, but not necessarily all, of such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "estimates" or "anticipates" or the negative thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual transactions, results, performance or achievements of the company to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. These may include, but are not limited to matters described in this Information Statement and matters described in "Note on Forward-Looking Statements" in our Annual Report on Form 10-KSB for the year ended December 31, 2003 and our Quarterly Reports on Forms 10-QSB for the first two quarters of fiscal year 2004. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions and business opportunities, we can give no assurance that our expectations will be attained or that any deviations will not be material. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                             ADDITIONAL INFORMATION

      If you have any questions about the actions described above, you may contact William S. Rosenstadt, Rubin, Bailin, Ortoli LLP, 405 Park Avenue, New York, New York 10022.



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      We are subject to the informational requirements of the Securities
Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

      We filed our annual report for the fiscal year ended December 31, 2003 on Form 10-KSB, the quarterly reports on Forms 10-QSB for the first two quarters of fiscal year 2004 and a current report on Form 8-K with the SEC. A copy of any of those reports (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any stockholder to William S. Rosenstadt, Rubin, Bailin, Ortoli LLP, 405 Park Avenue, New York, New York 10022. Copies of all exhibits to any of the reports are available upon a similar request, subject to payment of a $.50 per page charge to reimburse us for expenses in supplying any exhibit.

                      INFORMATION INCORPORATED BY REFERENCE

      The following documents are incorporated herein by reference and to be a part hereof from the date of filing of such documents:

      Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003; Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004; Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004; and Current Report on Form 8-K filed filed on September 16, 2004.

      All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date of the action taken described herein, including the aforementioned reports.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

      This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any stockholder, to whom this Information Statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

                      DISTRIBUTION OF INFORMATION STATEMENT

      The cost of distributing this Information Statement has been borne by us and certain stockholders that consented to the action taken herein. The distribution will be made by mail.



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         Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

                             By Order of the Board of Directors

                             /s/ Harry Chauhan
                             -----------------
                             Harry Chauhan, Director
October 18, 2004
London, U. K.


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                                    EXHIBIT A
                    AMENDMENT TO CERTIFICATE OF INCORPORATION

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
               OF CERTIFICATE OF INCORPORATION OF GLOBAL WIRELESS
                         SATELLITE NETWORKS (USA), INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: The Certificate of Incorporation of Global Wireless Satellite Networks
(USA), Inc. is amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

"The name of the corporation is Australian Agricultural and Property Development Corporation."

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given majority written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 8th day of November, 2004.


By:____________________________________
Title: President
Name: Harry Chauhan



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